Exhibit 32.1

CERTIFICATION
OF PRINCIPAL EXECUTIVE OFFICER AND
PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U. S. C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Medical International Technology, Inc. (the "Company") on Form 10-Q for the period ending December 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, KarimMenassa, President, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Medical International Technology, Inc.

Date: February 11, 2014	By:	/s/ KarimMenassa
KarimMenassa
President, Chief Executive Officer and
Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)